Exhibit 10.19

KINGDOM OF CAMBODIA

Nation Religion King

POWER GENERATOR LEASE CONTRACT

I, CHIM HAI, born on 10 August 1976, holder of National ID card No. 011288054, currently residing at House No. 569I, Dirt road, Tuol Kouk Village, Commune/Sangkat: Tuol Sangkae, District/Khan: Ruessei Keo, Province/Capital: Phnom Penh, Tel: 088 880 9222, representative of BD & H TECH Co., LTD., the owner of the power generator, hereinafter referred to as Party (A).

have offered a lease of the power generator with the following specifications:

•	Power	: 250KVA

•	Sound Proof Power Generator	: Silent Type

•	Number of Machines	: 1 Unit

•	Usage	: Standby generator (in case of a power outage supplied by the State)

have offered a lease of a power generator to First Fertility Phnom Penh Ltd., currently located at House No. 78BA, Street 1986, Phnom Penh Thmei Village, Sangkat Phnom Penh Thmei, Khan Sen Sok, Phnom Penh Capital, represented by SOK SOPHA, male, born on 12 April 1991, holder of Cambodian national ID card No. 171076364, currently residing at House No. 360, Street No. 103C, Ou Baek K’am Village, Sangkat Tuek Thla, Khan Sen Sok, Phnom Penh Capital, Tel: 087 80 20 02.

- Address (Machine rental location): House No. 78BA, Street 1986, Phnom Penh Thmei Village, Sangkat Phnom Penh Thmei, Khan Sen Sok, Phnom Penh Capital, hereinafter referred to as Party (B), the lessee.

The lease has its term of 11 months (from 10 January 2021 to 10 December 2021), and from 10 January 2021 to 10 July 2021, the monthly rent will be USD 715 (including 10% VAT).

From 10 July 2021 to 10 December 2021, the monthly rent will be USD 550 (including 10% VAT).

Both parties have mutually agreed to the following terms and conditions:

Article 1:	Party (B) shall make an advance deposit of USD 1,300, equivalent to 2 months’ rent to Party (A). The deposit of USD 1,300 will return to Party (B) on 10 July 2021. Party (B) shall make another deposit of USD 500 on 10 July 2021, equivalent to 1 month’s rent to Party (A). The deposit of USD 500 will return to Party (B) on 10 December 2021 at the conclusion date in case of no renewal.

Article 2:	The monthly rent shall be made when Party (A) hands over the invoice [to Party B].

Article 3:	If Party (B) fails to pay the rent to Party (A) between 10 and 15 days, Party (A) is entitled to terminate the contract prematurely in case of no prior notice to the lessor, and the deposit shall be forfeited to Party (A).

Article 4:	If Party (B) wishes to terminate the contract prematurely, the deposit shall be deemed null and void.

Article 5:	Party (B) shall use the machine following the technical standards, which include inspecting the battery, water, engine oil, and diesel before starting the engine, and cannot use exceeding 80% of the machine’s power.

Article 6:	Party (B) shall be held responsible for the power generator as follows:

-	Breakage of any part of the power generator

-	Loss of any part inside the power generator

-	If the power generator is completely lost, Party (B) shall be responsible for paying the compensation to Party (A) with the cost of the power generator equal to USD 25,000.

Article 7:	All the maintenance and repairs shall be solely borne by Party (A).
Article 8:	Party (A) and Party (B) can request to change the machine, if necessary.
Article 9:	If Party (A) and Party (B) fail to abide by any article, the defaulting party shall be held responsible before the law. This contract is made in two copies with equal merit from the date of signature or thumbprint affixture onwards.

Phnom Penh Capital, 10 January 2021
Signature or thumbprint of	1st witness	Signature or thumbprint of
Party (B)		Party (A)